UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 12, 2026

Bitcoin Depot Inc.

(Exact Name of registrant as specified in its charter)

Delaware	001-41305	87-3219029
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3343 Peachtree Road NE, Suite 750 Atlanta, GA	30326
(Address of principal executive offices)	(Zip Code)

(678) 435-9604

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	BTM	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	BTMWW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On January 12, 2026, the holders of 37,892,610 shares of Voting Stock (as defined below) of Bitcoin Depot Inc., a Delaware corporation (the “Company”), consisting of 46,508 shares of the Company’s Class A Common Stock and 37,846,102 shares of the Company’s Class M Common Stock (entitling the holders thereof to ten votes per share), representing approximately 91.4% of the voting power of the outstanding shares of Voting Stock (the “Majority Stockholder”), took action by written consent and without a meeting pursuant to Section 228 of the Delaware General Corporation Law (the “DGCL”), Section 7.01 of the Company’s Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), and Section 2.12 of the Company’s Amended and Restated Bylaws. Stockholder approval was required pursuant to Section 242 of the DGCL and Section 10.02 of the Certificate of Incorporation, which requires the affirmative vote of the holders of a majority of the voting power of the then outstanding shares of Voting Stock, voting together as a single class, to amend the Certificate of Incorporation. The Majority Stockholder approved and adopted: (i) the consummation of a reverse stock split (the “Reverse Stock Split”) of the issued and outstanding Common Stock (as defined below) by a ratio in a range from and including one-for-five (1:5) up to and including one-for-twenty (1:20) (the “Range”), with the Company’s board of directors (the “Board”) being authorized to determine the exact amount for such split within the Range (the “Reverse Split Ratio”); (ii) the authorization of the Board to determine the exact Reverse Split Ratio within the Range; (iii) the form of amendment to the Certificate of Incorporation effecting the Reverse Stock Split (the “Certificate of Amendment”) and the subsequent filing thereof with the Secretary of State for the State of Delaware at any time on or before June 30, 2026; and (iv) the right of the Board to abandon the Reverse Stock Split and not to file the Certificate of Amendment, if the Board, in its discretion, at any time determines that the Reverse Stock Split is no longer in the best interests of the Company or its stockholders.

For purposes of this Current Report on Form 8-K: “Voting Stock” means, collectively, shares of our (i) Class A Common Stock, (ii) Class B Common Stock, (iii) Class M Common Stock, (iv) Class O Common Stock, and (v) Class V Common Stock, in each case with a par value $0.0001 per share; and “Common Stock” means, collectively, the Voting Stock and shares of our (i) Class E-1 Common Stock, (ii) Class E-2 Common Stock, and (iii) Class E-3 Common Stock, in each case with a par value $0.0001 per share.

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, a Schedule 14C information statement will be filed with the SEC and sent or provided to the stockholders of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BITCOIN DEPOT INC.

Date: January 13, 2026	By:	/s/ Christopher Ryan
	Name:	Christopher Ryan
	Title:	Chief Legal Officer and Corporate Secretary